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                                                                 EXHIBIT 5.1
                               PIPER & MARBURY
                                    L.L.P.

                    SUITE 610, COMMERCE EXECUTIVE PARK III
                          1850 CENTENNIAL PARK DRIVE              BALTIMORE
                            Reston, Virginia 20191               WASHINGTON
                                703-391-7100                      NEW YORK
                            FAX: 703-390-5299                    PHILADELPHIA
                                                                    EASTON

                             August 17, 1999


Network Access Solutions Corporation
100 Carpenter Drive
Sterling, Virginia  20164

Ladies and Gentlemen:

     We have acted as counsel to Network Access Solutions Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering 11,250,000 shares of Common Stock, par value $.001 per share, issuable pursuant to the exercise of stock options or other awards granted under the 1998 Stock Incentive Plan (the "Plan Shares").

     We have examined copies of the Company's Amended and Restated Certificate of Incorporation, By-Laws, the Plan, all resolutions adopted by the Company's Board of Directors relating to the above and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for this opinion. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that the Plan Shares issuable under the Plan have been duly authorized and will be (when issued, sold and delivered as authorized) validly issued, fully paid and non-assessable.

     The opinion set forth herein is limited to matters governed by the laws of the Delaware General Corporation Law and the Federal Laws of the United States of America, and we express no opinion as to any other laws.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under Item 5 of the Registration Statement.

                              Very truly yours,

                              /s/ Piper & Marbury L.L.P.